UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On October 6, 2020, 9 Meters Biopharma, Inc. (the “Company”) received formal notice that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for an extension through February 15, 2021 to evidence compliance with the $1.00 Bid Price Rule under Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Rule”). In order to comply with the Rule, the Company must have a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than twenty, consecutive business days by February 15, 2021, which date represents the full extent of the Panel’s discretion in this matter.

As previously disclosed, the Company earlier received notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (the "Staff") indicating that the Company no longer satisfied the Rule and was therefore subject to delisting. In response, the Company timely requested a hearing before the Panel, which request stayed any further action by the Staff. The hearing was held on September 24, 2020. The Company believes that its recent significant progress in fundraising, investor outreach, analyst coverage, and the advancement of its clinical programs in both celiac disease and short bowel syndrome, all of which have occurred since the recent integration of RDD Pharma and Innovate Biopharmaceuticals into 9 Meters Biopharma, Inc. on April 30, 2020, will continue to increase the intrinsic value of the Company. The investor and analyst outreach alone has resulted in securing analyst coverage by four firms in the last 120 days, with a consensus 12-month price target of $4.50 per share, which supports the company’s belief that it can regain bid price compliance.

Forward-looking and non-endorsement disclaimer: This Form 8-K contains forward-looking statements that are subject to numerous risks that could cause actual results to differ materially from those contained or implied by the forward-looking statements. These risks include: the uncertainty of the Company’s stock price rising to meet the $1.00 bid price requirement; risks related to the early stage of the development of our business and product candidates; our need to raise additional capital; risks associated with the ongoing COVID-19 pandemic; and the other risks described in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020, and our Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2020. Furthermore, please be advised that we cite third-party analyst price targets merely to point out the fact that those exist; we do not endorse those price targets or anything else in those analysts’ reports, and remind you that they are subject to change at any time and that other analysts could publish lower price targets and/or less positive reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: October 6, 2020	By:	/s/ Edward J. Sitar
Edward J. Sitar
Chief Financial Officer